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                                                                     EXHIBIT 4.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              EXCO RESOURCES, INC.
--------------------------------------------------------------------------------

                                   ARTICLE ONE

         Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), the undersigned hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and such Restated Articles of Incorporation contain no change in any provision thereof.


                                   ARTICLE TWO

         The Restated Articles of Incorporation were adopted by resolution of the Board of Directors of the Corporation on the 11th day of September, 1996.


                                  ARTICLE THREE

         The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof:

         1.       The name of the corporation is EXCO Resources, Inc.

         2. The period of existence of said corporation shall be perpetual.

         3. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                  To engage in the wholesale and retail purchase, sale and distribution of petroleum products of every kind, including gasoline, lubricants, liquefied petroleum gases, fertilizers, insecticides, and any and all other refined and unrefined hydrocarbons and the by-products thereof.

                  To engage in the drilling of wells for the production of oil, gas and water and to acquire by purchase, lease, or otherwise machinery, equipment, drilling rigs, and pipe for the drilling of oil, gas and water wells.

                  To engage in the production of oil, natural gas and any and all other petroleum products and to store, treat and market the same.

                  To transport by truck gasoline, oils, liquefied petroleum gases, fertilizers, including anhydrous ammonia, agricultural insecticides, and to acquire by purchase, lease

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(EXCO RESOURCES, INC.)

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         or otherwise trucks, trailers, tanks, and other equipment necessary or required for the transportation of the aforesaid commodities.

                  To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                  To acquire, and pay for in cash, or in stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                  To have all of the powers and to do and perform every act and enjoy every privilege conferred upon corporations under and by virtue of Article 2.02 of the Texas Business Corporation Act, Chapter 64, Acts of the 54th Legislature of the State of Texas, Regular Session, 1995, subject to the limitations contained in Paragraphs B and C of said Act.

                  In general, to have and exercise all the powers conferred by the laws of Texas upon corporations formed under the Texas Business Corporation Act of the State of Texas, and do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

         4. A. The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is Thirty-Five Million (35,000,000), of which Twenty-Five Million (25,000,000) shares of the par value of $0.01 per share shall be Common Stock and Ten Million (10,000,000) shares of the par value of $0.01 per share shall be Preferred Stock issuable in series.

         B. Common Stock. Each five (5) shares of previously authorized Common Stock of the corporation, par value $0.01 per share, issued and outstanding immediately prior to the time of the filing and recording of the Articles of Amendment to the Articles of Incorporation (the "Amendment") with the Office of the Secretary of State of the State of Texas on July 19, 1996, shall thereby and thereupon automatically be combined without any further action into one (1) validly issued, fully paid and nonassessable share of Common Stock of the corporation, par value $0.01 per share. Further, every right, option and warrant to acquire five (5) shares of Common Stock of the corporation, outstanding immediately prior to the time of filing and recording of the Amendment of the Office of the Secretary of State of the State of Texas, shall thereby and thereupon automatically be converted without any further action into the right to acquire one (1) share of Common Stock of the corporation, upon the terms of the right, option or warrant, except that the purchase price of the Common Stock, upon exercising the right, option or warrant, shall be proportionately increased. The corporation shall not issue fractional shares with respect to the combination or conversion. To the extent that a shareholder holds a number of shares of Common Stock immediately prior to the filing and recording of the Amendment that is not evenly divisible by five (5), such shareholder shall receive one additional share of Common Stock for each fractional share otherwise issuable. As a result of the Amendment, the corporation's Common Stock account will be reduced from (a) $0.01 multiplied by the number of shares of Common Stock issued and outstanding prior to the filing and recording of the Amendment to (b) $0.01 multiplied by the number of shares of Common Stock issued and outstanding immediately after the filing and recording of the Amendment. The Capital in excess of par value account will be credited with the amount by which the


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(EXCO RESOURCES, INC.)

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Common Stock account is reduced. The number of shares of authorized Common Stock of the corporation will remain at 25,000,000 and will not be affected by the Amendment.

         C. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter provided.

         Authority is hereby expressly granted to the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and determine by the resolution or resolutions from time to time adopted provided for the issuance thereof the numbers of shares to constitute the series and the designation thereof and any one or more of the following rights and preferences:
(i) the rate of dividend; (ii) the price at and terms and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of involuntary liquidation; (iv) the amount payable upon shares in the event of voluntary liquidation; (v) sinking fund provisions (if any) for the redemption or repurchase of the shares; (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (vii) voting rights (included the number of votes per share, the matters on which the shares can vote, and the contingencies that make the voting rights effective). The shares of each series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares designated for any existing series by adding to such series authorized and unissued shares not designated for any other series. The Board of Directors may decrease the number of shares designated for any existing series by subtracting from such series unissued shares designated for such series, and the shares so subtracted shall become authorized and unissued shares of Preferred Stock.

         5. The corporation will not commence business until it has received as consideration for the issuance of its shares at least Fifty Thousand & No/100 ($50,000.00) Dollars, being ten percent (10%) of the total capitalization of said corporation consisting of money or property actually received by the corporation.

         6. A. No holder of any shares of stock of the corporation shall have or enjoy any preemptive right to acquire any additional or treasury shares of the corporation.

         B. Each outstanding share of the capital stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders and no shareholder shall have the right to cumulate his votes in the election of directors of the corporation and such cumulative voting of shares as provided in Section D of Article 2.29 of the Texas Business Corporation Act is expressly prohibited.

         7. The registered offices of the corporation shall be at 9400 North Central Expressway, Suite 1209, Dallas, Texas 75231, and the name of the registered agent at such address is Glenn L. Seitz.



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         8. The Board of Directors of the corporation shall consist of five persons, who are to serve as Directors until their successors be elected and qualified and whose names and addresses are as follows:

   Name                                 Address
   ----                                 -------
   David N. Fitzgerald                  3105 Seaboard
                                        Midland, Texas 79705

   Charles W. Gleeson                   9400 N. Central Expressway, Suite 1209
                                        Dallas, Texas 75231

   Richard D. Collins                   4406 Airport Freeway
                                        Fort Worth, Texas 76117

   William R. Granberry                 508 W. Wall, Suite 500
                                        Midland, Texas 79702

   Glenn L. Seitz                       9400 N. Central Expressway, Suite 1209
                                        Dallas, Texas 75231

         9. [Name and Address of Initial Incorporator Intentionally Omitted.]

         10. To the maximum extent permitted by applicable law and regulations, a Director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this Article 10 does not eliminate or limit the liability of a Director for:

                  (1) a breach of a Director's duty of loyalty to the corporation or its shareholders,

                  (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law,

                  (3) a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office,

                  (4) an act or omission for which the liability of a Director is expressly provided for by statute, or

                  (5) an act related to an unlawful share repurchase or payment of a dividend.

If applicable law or regulations are amended after approval by the corporation's shareholders of this Article 10 to authorize corporate action further eliminating or limiting the personal liability of Directors or eliminating or limiting the personal liability of officers, the liability of a Director or officer of the corporation shall be eliminated or limited to the maximum extent permitted by law. No repeal or modification of this Article 10 by the shareholders shall adversely affect any right or protection of a Director or officer of the corporation existing by virtue of this Article 10 at the time of such repeal or modification.



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         IN WITNESS WHEREOF, the undersigned has executed these Restated
Articles of Incorporation of EXCO RESOURCES, INC., as of the ____ day of September, 1996.


                                       EXCO RESOURCES, INC.



                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------



RESTATED ARTICLES OF INCORPORATION - PAGE 5
(EXCO RESOURCES, INC.)

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                            ARTICLES OF AMENDMENT
                                   TO THE
                          ARTICLES OF INCORPORATION


        Pursuant to the provisions of article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:


                                 ARTICLE ONE

        The name of the corporation is EXCO Resources, Inc.


                                 ARTICLE TWO

        The following two amendments to the articles of incorporation were adopted by the shareholders of the corporation on March 31, 1998. The first amendment effects a one-for-two reverse stock split, maintains the number of authorized shares of Common Stock, and doubles the par value of Common Stock from $0.01 to $0.02 per share (the "Reverse Split Amendment"). The second amendment allows the Board of Directors to fix the number of directors by resolution of the Board of Directors (the "Board Size Amendment").

        The amendments alter or change Article Three of the restated articles of incorporation and the full text of each provision altered is as follows:

                        "4.A.   The total number of shares of all classes of
        stock which the Corporation shall have the authority to issue is Thirty Five Million (35,000,000) shares of which Twenty Five Million (25,000,000) shares, par value of $.02 per share, shall be Common Stock (hereinafter called "Common Stock") and Ten Million (10,000,000) shares, par value of $.01 per share, shall be Preferred Stock (hereinafter called "Preferred Stock").

                        B. Each two shares of Common Stock, par value $0.01 per share, issued and outstanding at the close of business on the date of the filing of the Amendment to the Articles which incorporates this provision is hereby automatically and without further action reclassified, converted and combined into one fully paid and nonassessable share of Common Stock, par value $0.02 per share; provided, however, that no fractional shares of Common Stock shall be issued as a result of the reclassification, conversion and combination. The Corporation shall issue to each shareholder of the Corporation otherwise entitled to receive a fractional share of Common Stock, cash in an amount equal to the product obtained by multiplying the fraction by the last bid price for the Common Stock on the OTC Bulletin Board on March 17, 1998 in lieu of a fractional share of Common Stock."


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                        "8.     The number of directors constituting the Board
        of Directors of the corporation shall be determined from time to time by resolution of the Board of Directors."


                                ARTICLE THREE

        The number of shares of the corporation outstanding at the time of such adoption was 1,017,800; and the number of shares entitled to vote thereon was 1,017,800.


                                ARTICLE FOUR

        The number of shares voted for the Reverse Split Amendment was 769,754 and the number of shares voted against the Reverse Split Amendment was 13,563. The number of shares voted for the Board Size Amendment was 782,651 and the number of shares voted against the Board Size Amendment was 666.



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Dated:   March 31, 1998.

                                EXCO RESOURCES, INC.



                                By: /s/ DOUGLAS H. MILLER
                                    -------------------------------------------
                                    Name: Douglas H. Miller
                                          -------------------------------------
                                    Title: Chairman and Chief Executive Officer
                                           ------------------------------------


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